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                                                                     EXHIBIT 5.1


                [PARR WADDOUPS BROWN GEE & LOVELESS LETTERHEAD]


                                 August 9, 2000


The Board of Directors of
SkyWest, Inc.
444 South River Road
St. George, Utah 84790


     Re: SkyWest, Inc. - Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to SkyWest, Inc., a Utah corporation (the "Company"), in connection with the sale of up to 2,895,415 shares of the Company's Common Stock (including 395,415 shares subject to an over-allotment option granted by the Company to the underwriters) by the Company and up to 136,100 shares of the Company's Common Stock by certain stockholders of the Company (the "Selling Stockholders") (such shares of Common Stock proposed to be sold by the Company and the Selling Stockholders being, collectively, the "Shares") pursuant to a Registration Statement on Form S-3 (the "Registration Statement"). As counsel to SkyWest in connection with the Registration Statement, we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein. In all such examinations we have assumed the genuineness of all signatures on original or certified copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion hereinafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Shares to be sold by the Company and the Selling Stockholders will, upon payment therefor, be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm under "Legal Matters" in the prospectus which constitutes a part of the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.


                                        PARR WADDOUPS BROWN GEE & LOVELESS

                                        /s/ PARR WADDOUPS BROWN GEE & LOVELESS